May 2026 Investor Presentation 1

2 Legal Disclosures This presentation and the information contained herein (together, this “Presentation”) are for the benefit of the stockholders of Arbor Realty Trust, Inc. (together with its direct and indirect subsidiaries, “we,” “us,” “our,” “Arbor,” or the “Company”). This Presentation is solely for informational purposes and is not all inclusive and may not contain all of the information required in order to evaluate the Company. This Presentation does not constitute or form part of, and should not be construed as, an offer to sell or issue or the solicitation of an offer to buy or acquire securities of the Company, nor shall there be any sale of securities in any state or other jurisdiction to any person or entity to which it is unlawful to make such offer, solicitation or sale in such state or jurisdiction. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. We use words such as “anticipate,” “expect,” “believe,” “intend,” “should,” “could,” “will,” “may,” “target” and similar expressions to identify forward-looking statements, although not all forward- looking statements include these words. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our results of operations, financial condition and future prospects include, but are not limited to, changes in economic, macroeconomic and geopolitical conditions generally, and the real estate market specifically; adverse changes in our status with government-sponsored enterprises affecting our ability to originate loans through such programs; changes in interest rates; the quality and size of the investment pipeline and the rate at which we can invest our cash; impairments in the value of the collateral underlying our loans and investments; inflation; changes in federal and state laws and regulations, including changes in tax laws; the availability and cost of capital for future investments; competition; and other risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other periodic reports we file with the U.S. Securities and Exchange Commission from time to time. Undue reliance should not be placed on the forward-looking statements in this Presentation, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law. Non-GAAP Financial Measures This Presentation includes certain financial information that is not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Distributable Earnings. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. These non-GAAP financial measures are used by management to assess the Company’s performance, allocate resources and plan for future periods. These non-GAAP financial measures should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies. Refer to the slide “Historical Reconciliation of Distributable Earnings to GAAP Net Income” for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Arbor is a Leading Commercial Mortgage REIT with a Differentiated Business Model

Business

- **Arbor Realty Trust** is an internally-managed mortgage REIT with a premium operating platform and unique business model, consisting of two primary business platforms:
  - Structured Loan Origination and Investment
  - Agency Loan Origination and Servicing
- Complementary operating platforms with diversified, counter-cyclical and recurring income streams
  - Balance sheet loans provide **strong risk-adjusted returns**
  - Balance sheet runoff naturally **feeds GSE/Agency pipeline**
    - Historically, ~50% of balance sheet runoff is recaptured into Agency production
    - Agency business is capital-light with high barriers to entry, resulting in sizeable earnings and cash flows
  - Servicing business generates significant **prepayment protected annual revenue** with 6-year weighted average remaining life
- Prudent leverage and balance sheet strategy
  - **Successfully delevered the Company 17%** on a debt / equity basis to 3.4x[1] since 2023
- Best-in-class, highly aligned senior management team with significant ownership (~11%)

Platform

Multiple revenue opportunities across borrower's life cycle



Bridge and mezzanine loans
GSE loan origination
Construction loans
GSE loan servicing

- ***Customer-Centric Approach:*** *Commitment to nurture long-term relationships, leading to multiple successful loan engagements over the years*
- ***Proven Track Record:*** *Impressive number of repeat borrowers and sponsors, who consistently demonstrate strong operational capabilities and reliable loan repayment*
- ***Consistent Excellence:*** *Symbiotic businesses outperforms through the cycle*

Source: Company filings (As of March 31, 2026)

1) Trust preferred securities "TruPS" included as equity

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Arbor has a 40+ Year Track Record of Excellence in the Multifamily Lending Sector

- **1983** – Arbor National Mortgage founded by Ivan Kaufman. The company ultimately grows to greater than 1,200 employees in 8 states
- **1992** – Arbor National Mortgage goes public under the name Arbor National Holdings
- **1993** – Arbor Commercial Mortgage (ACM) established as the commercial real estate finance subsidiary of Arbor National Holdings
- **1995** – Arbor National Holdings is sold to Bank of America; Ivan Kaufman retains ACM
- **1996** – ACM obtains Fannie Mae DUS Seller/Servicer license, one of 25 granted in the country
- **2004** – Arbor Realty Trust (NYSE: ABR) goes public completing a $135M IPO
- **2008** – We believe Arbor is the only commercial mortgage REIT to successfully manage its securitization vehicles during the recession without any defaults or losses to its investors
- **2012** – Arbor is one of the first commercial REITs to access securitization market post-2008 recession through collateralized loan obligations (CLOs)
- **2014** – ACM receives Freddie Mac Seller/Servicer designation and becomes one of three nationwide lenders to offer the Freddie Mac Small Balance Loan (SBL) product
- **2017** – Arbor completes the acquisition of ACM's agency lending platform, integrating both the structured and agency business
- **2018** – Arbor begins development of its Single-Family Rental "SFR" platform
- **2023** – Arbor launches Arbor Private Construction, a new construction financing product that complements the full suite of GSE financing options for construction-ready multifamily projects
- **2024** – Arbor wins the #1 DUS Multifamily Lender Excellence in Operations award, the #1 Top Lender of Workforce Housing Rent Preservation, and is a top 10 DUS Multifamily Lender for the 18th year in a row

Over 30 years, ABR has transformed into a full-service multifamily loan originator that can support all aspects of commercial development

- Freddie Mac – TOP 3 – 2025 – Small Balance Loan Lender
- Fannie Mae – TOP 10 – 2025 – DUS® Multifamily Lender 19th Year in a Row
- Fannie Mae – TOP 5 – 2025 – Small Loan Lender, 8th Year in a Row
- Freddie Mac – #1 – 2024 – Top Lender of Workforce Housing Rent Preservation
- Fannie Mae – #1 – 2024 – DUS® Multifamily Lender Excellence in Operations

Source: Company website, Company filings (As of March 31, 2026)

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5 2008 We Believe Arbor is the Only Multifamily Mortgage Lender to Survive the Great Financial Crisis 2009 2010 2012 Despite the Great Financial Crisis, Arbor announces record earnings and a significant increase to overall capital structure liquidity Arbor pays down approximately $189M in warehouse and term debt outstanding, and successfully restructures all outstanding Trust Preferred Securities Arbor retires all short-term recourse debt, refinances and modifies a significant amount of the underlying portfolio, monetizes non-performing and unencumbered assets, and increases liquidity by utilizing non- recourse CDO vehicles As a result of transforming its balance sheet proactively and prioritizing liquidity, Arbor is one of the first commercial mortgage REITs to access the securitization market post Great Financial Crisis “We will continue to aggressively manage our legacy issues and credit facilities and focus heavily on liquidity, capital retention and reducing our short term borrowings during this significant down turn” – Ivan Kaufman, CEO & Chairman (November 2008) “We believe that this is an environment where there’ll be a huge differentiation and perhaps a lot of the weaker companies will disappear … we just have to stick to building our business and utilizing these opportunities” – Ivan Kaufman, CEO & Chairman (February 2008) Capital Retention: Arbor prioritized capital retention and reducing short- term borrowing to focus on liquidity during an uncertain economic period Portfolio Management: Arbor took early steps to manage the loan portfolio effectively by restructuring and monetizing loans and recording appropriate reserves Timeline Commentary Arbor's successful navigation of the GFC demonstrated the strength of its underwriting capabilities and resilient business model Peer group pre-GFC Peer group post-GFC  Capital Restructuring: Arbor significantly restructured its capital structure by retiring a significant amount of debt at deep discounts Prudent Capital Management: Arbor aggressively managed struggling credit facilities   

Best-in-Class, Highly Aligned Management Team

- ✓ **Internalized, highly aligned management team with significant ownership**
- ✓ **Industry-leading expertise with deep-rooted relationships across commercial real estate space**
- ✓ **Deep bench of talented employees**
- ✓ **Best-in-class underwriting and origination capabilities**



Ivan Kaufman

- President and Chairman of Arbor Realty Trust
- 40+ years of executive leadership experience in commercial real estate
- Founded Arbor in 1983 and has been CEO and President of Arbor Commercial Mortgage LLC since 1993



Paul Elenio

- Chief Financial Officer
- 30+ years of experience in commercial real estate in operational and financial capacity
- Over 30-year tenure with Arbor



Yoni Goodman

- EVP, Chief Operating Officer
- 20+ years of experience in real estate finance, multifamily loan production, and capital markets



Steven Katz

- EVP, Chief Investment Officer, Residential Financing
- 20+ years of experience in mortgage trading, securitization, banking and servicing
- 10+ year tenure with Arbor



Danny van der Reis

- EVP, Servicing and Asset Management
- 25+ years of commercial real estate experience
- Significant experience in special servicing



Jeff Lee

- EVP, Head of Agency Lending
- 30+ years of multifamily real estate finance experience
- Leads Arbor's agency lending platforms, including Fannie Mae, Freddie Mac, and FHA



Kevin Wachter

- EVP, Asset Finance and Treasury
- 20 years of capital markets and loan origination experience at institutional debt funds and mortgage REITs



Gene Kilgore

- EVP, Structured Securitization
- Significant experience in structured finance and real estate industries
- 20+ year tenure with Arbor



David Friedman

- EVP, Chief Credit Officer and Non-Agency & Head of Arbor Private Construction
- 20+ years of experience in commercial real estate lending
- Previous experience at Greystone, TD Bank, BofA and PNC Bank

6

Arbor has Two Distinct Yet Complementary Business Lines

	Structured Business	Agency Business
Description	▪ Originate real estate loans and hold on balance sheet ▪ Invests in the multifamily, Single-Family Rental, and commercial real estate markets	▪ Originate, sell, and service real estate loans for GSEs ▪ **Short-term assets:** Loans held-for-sale[1] ▪ **Long-term assets:** Capitalized mortgage servicing rights ("MSRs")[2]
Highlights	▪ Best-in-class balance sheet loan origination business ▪ Strong risk-adjusted returns ▪ Proprietary Single-Family Rental platform ▪ Weighted average of ~21 months to maturity[3]	▪ Capital-light business ▪ High barriers to entry ▪ Visibility on prepayment protected annual servicing fee revenue of ~$129M[4] ▪ Weighted average life of portfolio of ~6 years
Portfolio ($B)		
Income streams	Interest income on loans	**% of LTM Agency Net Revenue[5]** ▪ Servicing fees[4] 43% ▪ Gain on sale of loans[1,6] 24% ▪ Interest earned on escrows 17% ▪ Interest income on loans held-for-sale[1] 16%
Assets ($M)	$13,262	$1,431
Liabilities ($M)	11,117	596
Book value of equity ($M)	1,511	834
LTM earnings before taxes & preferred dividends ($M)	61	82
% of total	*43%*	*57%*

Mezzanine and Preferred Equity loans $0.5
APC $0.3
SFR bridge loans $3.3
$12.0B
Structured loan portfolio
Multifamily bridge loans $7.9

Fannie Mae $24.3
$36.3B
GSE servicing portfolio
Freddie Mac $7.4
Private Label $2.5
Other $2.1

Source: Company filings (As of March 31, 2026, unless otherwise noted)

1) Represents loans originated and sold under the GSE and HUD programs, which are generally transferred or sold within 60 days of loan origination, as well as Private Label loans, which are either sold instantaneously or pooled and securitized, or sold, within 180 days of loan origination
2) Based on the discounted expected net cash flows associated with the servicing of the loan
3) Inclusive of extension options
4) Weighted average servicing fee of 35.5bps on $36.3B portfolio
5) Excludes impact of MSRs net of amortization, derivative instruments, and other income
6) Includes commitment fees, broker fees, loan assumption fees, loan origination fees

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8  GSE/Agency – Predominately five to ten-year fixed-rate loans; includes long-dated prepayment protected servicing income creating a significant annual annuity  Balance Sheet – Three to five years on average; feeds pipeline of future GSE/Agency originations  Single-Family Rental – One to three years on average; offers us three turns on our capital through construction, bridge and permanent loans  Construction (APC) – Multifamily product, one to three years on average; offers us three turns on our capital through construction, bridge and permanent agency loans Arbor’s Adaptable Originations Platform Drives Industry- Leading Performance Source: Company filings 1) SFR totals include committed amounts that may not be fully funded Average Duration 2022 ~$11.4B 2024 ~$6.8B 2023 ~$6.8B 2025 ~$8.4B 14% 1% 59% 2% 18% 6% 1 7% 2% 64% 1% 26% 6% 1% 74% 1% 18% 48% 2% 39% 1% 10%

9 Agency Servicing Portfolio ($B)  ~$36.3B servicing portfolio, 100% focused on multifamily  Generates significant prepayment protected revenue stream of ~$129M annually with 6 year weighted average remaining life  ~$2.0B cash/escrow balances (earns ~$66M annually)  ~$466M estimated fair market value of MSR with a carrying value of ~$332M Arbor has the Leading Nationwide Agencies Origination and Servicing Platform Total Agency Originations ($B) Source: Company filings (As of March 31, 2026) 14.8 18.3 19.1 19.0 21.3 22.7 24.1 24.3 $20.1 $24.6 $27.0 $28.0 $31.0 $33.5 $36.2 $36.3 2019 2020 2021 2022 2023 2024 2025 1Q26 Fannie Mae Freddie Mac FHA Private Label SFR Bridge  ~$71.2B of Agency originations since inception in 1995  Highly scalable and difficult to replicate platform  Average loan size of $10M - $15M  Industry leading performance with long track record of low historical losses  Top 10 Fannie Mae lender for 19 years in a row; #9 in 2025 3.3 5.0 3.4 2.9 3.8 2.4 3.0 0.6 0.7 1.0 1.0 1.4 0.8 1.8 1.9 1.5 $4.8 $6.7 $6.4 $4.8 $5.1 $4.5 $5.1 $0.7 2019 2020 2021 2022 2023 2024 2025 1Q26 Fannie Mae Freddie Mac FHA Conduit Private Label SFR

10 Annuity Based Business Model Drives Diversified Income Streams Source: Company filings (As of March 31, 2026) 1) Annualized based on March 31, 2025 and 2026 portfolio and debt balances, which may not be indicative of actual results 2) Structured business only; does not include interest income from Agency loans held-for-sale 3) Asset and debt rates reflect “all in” amounts, which include certain fees and costs 2 3 3 Significant Long-Dated, Predictable Annual Cash Flow1 Other Diversified Platform Income Sources Based on: 4/1/25 4/1/26 Cash/Escrow Balance $1.6B $2.0B Earnings Rate 4.02% 3.30% Based on: 4/1/25 4/1/26 Servicing Portfolio $33.5B $36.3B Servicing Rate 0.375% 0.355% Based on: 4/1/25 4/1/26 Asset Bal. $11.5B $12.0B Asset Rate 7.85% 7.03% Debt Bal. $9.5B $10.7B Debt Rate 6.82% 6.40% Based on: 2024 2025 1Q26 Gain on Sale $75M $71M $13M Equity Investments $6M $51M $4M $126M $129M 4/1/2025 4/1/2026 Servicing Revenue $255M $158M 1/1/2025 1/1/2026 Net Interest Income 2 $66M $66M 4/1/2025 4/1/2026 Cash/Escrow Earnings2 $81M $122M $17M Gain on Sale Equity Investments

11 Arbor Has a Consistent Track Record of Book Value Appreciation and Outperformance Source: Company filings Sector peers include ACRE, ARI, BXMT, GPMT, KREF, LADR, RC, STWD and TRTX 16% (32%) (40%) (20%) 0% 20% 40% 4Q19 4Q20 4Q21 4Q22 4Q23 4Q24 4Q25 A ABR BVPS Peer Avg BVPS Arbor has operated with best-in-class performance metrics and significantly outperformed peers in book value appreciation

12 Key Investment Highlights Arbor benefits from strong momentum on key priorities Focused on the resilient multifamily lending market Adaptable originations platform enables pursuit of most attractive lending opportunities Leading nationwide agencies origination and servicing platform Annuity-based business model drives diversified income streams Highly diversified capital structure and liquidity profile

13 Recent Accomplishments Demonstrate Arbor’s Focus on Operational Excellence Continued monetization of legacy investments  Recognized $56M in cash gains from Lexford in FY 2025, an additional $6M in 1Q26, and over $110M of income from this investment life-to-date Continued success with right side of balance sheet  Entered into a new $763M CLO (CLO 21) with 88% leverage, creating $35M of liquidity  Entered into a new $1.1B CLO (CLO 20) with record 89% leverage, creating $85M of liquidity  Unwound three legacy CLO vehicles, refinancing assets with a new $1.15B repurchase facility and existing lines, enhancing leverage, reducing pricing and generating ~$170M of liquidity  Completed first BTR CLO securitization in the industry, for ~$800M of assets, terms and pricing improvement over existing warehouse lines resulting in improved returns and profitability  Completed debut $500M high-yield bond offering and Ba2 / BB public ratings from Moody’s and Fitch  Issued additional follow-on offering of $400M high-yield bonds Resilience under challenging conditions  Originated $5.1B of Agency loans in FY 2025, including $3.6B in the second half of the year  FY 2025 total represents a 13% increase over $4.5B originated in FY 2024  Servicing portfolio increased 9% since 1/1/25 to $36.3B as of 3/31/26  ~$3.5B of Structured originations in FY 2025; ~$770M in 1Q26  Structured loan portfolio increased 6% since 1/1/25 to $12.0B as of 3/31/26 Source: Company filings 1) Reflects ending book value per share on 3/31/26 2) Assumes no reinvestment of the common dividend. Reflects ending stock price on 3/31/26 Strong performance metrics  9.2% average ROE in FY 2025 and 1Q26  16% increase in book value (over last 6 years)1  18% 6-year total shareholder return2

14 Source: Company filings (As of March 31, 2026) 1) No other individual state represented 4% or more of the total Arbor’s Loan Portfolio is Focused on the Highly Stable, Liquid and Resilient Multifamily Market LOAN TYPE ASSET CLASS GEOGRAPHICAL LOCATION ✓ Primary focus on stable multifamily senior loans Generates strong leveraged returns Geographically diversified Balance sheet business drives GSE/Agency pipeline ✓ ✓ ✓ PORTFOLIO OVERVIEW Bridge, 93% Mezz, 3% Pref Eq, 2% APC, 2% Multifamily, 72% Single-Family Rental, 27% Other, 1% TX, 23% FL, 17% NY, 10% AZ, 8% GA, 7% Other, 35% 1 Total Portfolio $12.0B As of: 3/31/2026 Average loan size $22.0M W/A loan-to-value 77% Allowance for credit losses (CECL) 1% W/A mos. to maturity 15.7 W/A mos. to maturity w/ext. option 20.8

Arbor is Singularly Focused on Accelerating the Resolution of Non-Performing Assets

Continue to make meaningful progress each quarter by resolving more non-interest earning assets versus new defaults. In 1Q26, non-performing assets are down 10% as Arbor accelerates the resolution process

Non-Performing Assets - 2025-2026
($ in 000s)

Delinquency Rollforward

	2Q25 UPB	2Q25 #	3Q25 UPB	3Q25 #	4Q25 UPB	4Q25 #	1Q26 UPB	1Q26 #
Beginning Balance	$ 653,911	28	$ 528,700	22	$ 749,250	33	$ 617,448	29
Additions	89,634	4	435,103	18	270,710	9	197,775	5
Transfer to REO	(110,502)	(5)	(122,475)	(2)	(88,168)	(4)	(58,925)	(3)
Modified/Payoffs	(104,343)	(5)	(92,078)	(5)	(314,344)	(9)	(274,848)	(12)
Ending Balance	$ 528,700	22	$ 749,250	33	$ 617,448	29	$ 481,450	19

REO Rollforward

	2Q25 Carrying Value	2Q25 #	3Q25 Carrying Value	3Q25 #	4Q25 Carrying Value	4Q25 #	1Q26 Carrying Value	1Q26 #
Beginning Balance	$ 302,158	13	$ 365,186	15	$ 471,347	16	$ 498,938	19
Transfer to REO	67,977	3	107,556	2	72,868	4	59,017	3
Sold	(7,000)	(1)	(10,063)	(1)	(28,814)	(1)	(34,768)	(1)
Impairment	-		-		(20,500)		(12,500)	
Other (CapEx / Depreciation)	2,051		8,668		4,037		10,079	
Ending Balance	$ 365,186	15	$ 471,347	16	$ 498,938	19	$ 520,766 [1]	21

Combined Non-Performing Assets

	2Q25 UPB	2Q25 #	3Q25 UPB	3Q25 #	4Q25 UPB	4Q25 #	1Q26 UPB	1Q26 #
Beginning Balance	**$ 956,069**	**41**	**$ 893,886**	**37**	**$ 1,220,597**	**49**	**$ 1,116,386**	**48**
Activity	**(62,183)**	**(4)**	**326,711**	**12**	**(104,211)**	**(1)**	**(114,170)**	**(8)**
Ending Balance	**$ 893,886**	**37**	**$ 1,220,597**	**49**	**$ 1,116,386**	**48**	**$ 1,002,216**	**40**
% of Total Portfolio	**7.5%**		**10.0%**		**8.9%**		**8.0%**	

Source: Company filings (As of March 31, 2026)
1) Includes $84.3M of reserves related to REO assets

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16 Arbor has Clear Visibility to Resolution on Non-Performing Assets Source: Company filings (As of March 31, 2026) 1) Assumes no new delinquencies Aggressive resolution strategy will go a long way towards improving Arbor’s run rate of net interest income as these non-performing assets are dragging earnings down by $75M - $95M annually, or ~$0.35 - $0.45 per share Projected Resolution for $480M of Delinquencies → $200M - $300M is expected to be resolved from 2Q26 – 3Q26 → Potential to rectify another ~$100M in 4Q26 → Throughout the remainder of 2026, Arbor is projected to take back ~$100M of non- performing loans as REO assets, as well as work through any remaining delinquencies → This aggressive resolution pace will resolve nearly all of these delinquencies by year end Projected Resolution for $520M of REO Assets → ~$50M - $75M of delinquent loans (noted above) taken back as REO in 2Q26 → Additionally, from 3Q26 – 4Q26, Arbor is projected to take back between $25M - $50M of non-performing loans (noted above) as REO assets → We expect to resolve between $300M - $400M of these assets during the year, which will bring the REO balance down to $250M - $300M by the end of 2026 1

Arbor Maintains a High-Quality Loan Portfolio With Active Risk Management to Mitigate Potential Loan Losses

Experienced Team with Strong Track Record of Managing Through Cycles

Structured

- **Aggressive approach to portfolio management and, when necessary, taking over assets to stabilize projects**
  - Partner with strong sponsors with track record of success and maintain disciplined origination principles
  - For REO, resolution through disposition or invest strategically in asset's rehabilitation to improve NOI & occupancy
- **Current delinquencies represent just 1.7% of FY 2020 unpaid balance and 2021 – 2026 new originations of $28.1B**

Allowance for Credit Losses - Structured Business

($M)	FY'17	FY'18	FY'19	FY'20 [2]	FY'21	FY'22	FY'23	FY'24	FY'25	1Q26	1Q26 w/REO
Beginning Balance	$83.7	$62.8	$71.1	$ 88.4	$148.3	$113.2	$132.6	$195.7	$239.0	$146.0	
Provision for loan losses [1]	(0.4)	11.5	-	59.9	(24.3)	19.4	68.8	55.5	35.3	3.4	
Net charge-offs	(20.5)	(3.2)	-	-	(10.8)	-	(5.7)	(12.2)	(128.3) [3]	(18.2)	
Ending balance	$62.8	$71.1	$71.1	$148.3	$113.2	$132.6	$195.7	$239.0	$146.0	$131.2	$215.5 [4]
Total portfolio UPB	$2.7B	$3.3B	$4.3B	$5.5B	$12.2B	$14.5B	$12.6B	$11.3B	$12.1B	$12.0B	$12.5B
Ending balance % of total UPB	2.4%	2.2%	1.7%	2.7%	0.9%	0.9%	1.6%	2.1%	1.2%	1.1%	1.7%

Agency

- **Agency business credit risk is limited by nature of loan sales and servicing model**
  - Arbor participates in a loss-share program with Fannie Mae
  - The Company has a clear history of navigating this potential guarantee with limited losses
  - Marginal Fannie Mae delinquencies of 2.75% with $43M of specific reserves against ~$695M of assets

Source: Company filings (As of March 31, 2026)
1) Net of reversals
2) Includes impact of adopting current expected credit loss ("CECL") on January 1, 2020 of $17.3M
3) Includes $68.9M related to a land development legacy asset from 2006 (Homewood)
4) Includes $84.3M of reserves related to REO assets

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Highly Diversified Capital Structure


Total Enterprise Value =
13,712[1]
Collateralized loan obligations
3,386
BTR securitization
567
CLO repurchase facility
1,180
Warehouse & repo
3,373
Senior unsecured notes
2,050
Perpetual preferred equity
657
Trust preferred (TruPS)
154
Common equity
2,345

- Extensive experience with CRE CLOs
  - 2 outstanding legacy nonrecourse CLOs totaling ~$1.8B; 2.05% over SOFR; 70% leverage
  - CLO 20; 1 $1.1B nonrecourse; 1.82% over SOFR; 89% leverage; 2.5-year replenishment
  - CLO 21; $762M nonrecourse; 1.73% over SOFR; 88% leverage; 2.5-year replenishment
  - Match-funded with locked-in spreads
  - Wtd. average advance rate of 79%
- BTR CLO, improved terms over our warehouse lines
  - 80% leverage, 2-year replacement
- CLO-like $1.2B repurchase facility used to unwind 2 CLO vehicles in full
  - 1.85% over SOFR; 80% leverage; 88% non-recourse

~$8.5B secured indebtedness of which ~80% is non-recourse and ~58% is non-mark-to-market, non-recourse, long-dated securitized/CLO-like debt with average pricing of ~2.05% (w/o fees) over SOFR

- 16 separate warehouse and repo facilities ($6.4B committed) [2]
- 6.70% wtd. average coupon rate, no significant covenants; matures in 2026-2030
- $427M, 6.25% rate; $230M, 6.375% rate
- ~30 year unsecured with no significant covenants – equity-like

Diversity of funding options provides Arbor with financial flexibility and enables the Company to adapt to changing market conditions and mitigate risk

Source: Company-provided information
1) Amounts are as of March 31, 2026
2) Excludes Agency debt due to its short-term nature

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Unencumbered Asset Pool is Comprised of High-Quality Assets

Unencumbered Asset Pool Composition


Net MSRs
7.9%
Pro forma
unrestricted cash
12.6%
Mezzanine &
preferred
11.9%
1st mortgage
loans
12.6%
$3.2B
Total Unencumbered
Assets
CLO equity
34.2%
Investments in
equity affiliates
1.8%
Other assets[1]
13.0%
Total
unencumbered
securities
6.0%

Significant unencumbered asset coverage of unsecured debt from high-quality asset pool

Key Unencumbered Asset Pool Highlights

- **$3.2B total unencumbered asset pool made up of high-quality assets**
- **1.6x unencumbered assets-to-unsecured debt**
  - **Averaging ~2.1x over last 8 quarters, significantly above the covenant requirement**
- **~$775M cushion vs. 1.2x**
- **CLOs remain overcollateralized and are comfortably in compliance with existing overcollateralization and interest coverage covenants**
- **58% of secured debt is nonrecourse and non-mark-to-market**

Source: Company provided information. Amounts as of March 31, 2026

1) Other assets are comprised primarily of interest and exit fees receivable, operating lease ROU and fixed assets, deferred compensation assets, and other receivables

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Over the Last 5 Years Arbor has Generated Strong Financial Results

(Amounts in 000s, except per share amounts)	Year Ended					Quarter Ended
	2021	2022	2023	2024	2025	1Q26
Net interest income	$ 254,082	$ 390,784	$ 427,991	$ 363,258	$ 238,172	$ 59,845
Servicing revenue	166,170	196,570	208,278	202,819	190,729	45,079
Gain on sale, incl. fee based services, net	123,037	72,904	72,522	74,932	70,670	12,505
Net operating income (loss) on REOs	34,610	(259)	(189)	(168)	(6,633)	(3,904)
Income from equity affiliates	-	14,247	24,281	5,772	50,880	4,411
Other income	7,448	(2,359)	4,867	7,254	10,537	2,225
Total net revenues	**585,347**	**671,887**	**737,750**	**653,867**	**554,355**	**120,161**
Total operating expenses	237,155	227,282	223,404	239,689	237,096	63,031
Realized loan reserves / (recoveries)	12,575	(2,045)	20,499	14,790	29,707	9,425
Preferred stock dividends	21,888	40,954	41,368	41,368	41,368	10,342
Distributable earnings[1]	**$ 313,729**	**$ 405,696**	**$ 452,479**	**$ 358,020**	**$ 246,184**	**$ 37,363**
Distributable earnings ROE on common equity	18.5%	18.2%	17.8%	14.0%	9.9%	6.3%
Distributable earnings per common share	$2.01	$2.23	$2.25	$1.74	$1.17 [2]	$0.18 [2]
Dividend per common share	$1.48	$1.57	$1.71	$1.72	$1.20	$0.17
Distributable EPS in excess of dividends	$0.53	$0.66	$0.54	$0.02	($0.03)	$0.01
Dividend payout ratio	74%	70%	76%	99%	103%	94%

Solid earnings base driven by thriving multifamily focused GSE/Agency platform as well as a well-positioned balance sheet business with entrenched low-cost CLOs that allow for outsized levered returns

Source: Company filings (As of March 31, 2026)

1) Distributable Earnings is a non-GAAP measure that excludes certain one-time items, as well as certain non-cash items. These adjustments are reflected on the appropriate line items shown on this page
2) $1.07 including realized losses totaling $22.6M in 2025; $0.07 including realized losses totaling $22.9M in 1Q26

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Historical Reconciliation of Distributable Earnings to GAAP Net Income

(Amounts in 000s, except per share amounts)	Year Ended					Quarter Ended
	2021	2022	2023	2024	2025	1Q26
Net income attributable to common stockholders	$ 317,412	$ 284,829	$ 330,065	$ 223,272	$ 107,427	$ 629
Adjustments:						
Net income attributable to noncontrolling interest	38,507	28,044	29,122	19,278	9,033	52
Income from mortgage servicing rights	(130,230)	(69,346)	(69,912)	(51,272)	(54,532)	(9,660)
Deferred tax provision (benefit)	10,892	(1,741)	(7,349)	(11,613)	3,773	(2,580)
Amortization and write-offs of MSRs	91,356	104,378	77,829	76,922	81,112	19,340
Depreciation and amortization	10,900	11,069	16,425	12,040	26,217	7,814
Loss on extinguishment of debt	3,374	4,933	1,561	412	2,919	–
Provision for credit losses, net	(39,856)	25,077	68,642	65,537	32,487	(70)
Loss (gain) on derivative instruments, net	432	3,480	(8,844)	9,212	(3,379)	1,298
(Gain) loss on real estate	(2,466)	–	–	–	27,338	14,636
Loss on redemption of preferred stock	3,479	–	–	–	–	–
Stock-based compensation	9,929	14,973	14,940	14,232	13,789	5,904
Distributable earnings[1]	**$ 313,729**	**$ 405,696**	**$ 452,479**	**$ 358,020**	**$ 246,184**	**$ 37,363**
Distributable earnings per common share[2]	$2.01	$2.23	$2.25	$1.74	$1.17	$0.18

Source: Company filings (As of December 31, 2025)

1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis
2) $1.07 including realized losses totaling $22.6M in 2025; $0.07 including realized losses totaling $22.9M in 1Q26

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